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                                                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, of our report dated February 11, 1998, included in Healthworld Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and our report dated July 24, 1998 included in Healthworld Corporation's Form 8-K and to all references to our Firm included in this registration statement.

                                                       /s/ Arthur Andersen LLP
Melville,  New York
October 22, 1998